Exhibit 99.1

News For Immediate Release

Amplify Energy Announces Second Quarter 2018 Results

and Updated 2018 Guidance

HOUSTON, August 8, 2018—Amplify Energy Corp. (OTCQX: AMPY) (“Amplify” or the “Company”) announced today its operating and financial results for the second quarter 2018 and updated guidance for the full year 2018.

Key Second Quarter Highlights

•	Announced key changes to the Company’s executive management team, including new President and CEO, Ken Mariani

•	Completed the sale of the Company’s South Texas assets for $18.4 million on May 30, 2018, including estimated post-closing adjustments

•	Daily production of 168.9 MMcfe/d was in line with quarterly guidance after adjusting for the impact of the South Texas divestiture

•	Generated net cash provided by operating activities of $42 million for the quarter, compared to the midpoint of guidance of $40 million

•	Generated Adjusted EBITDA of $46 million that was at the high end of the guidance range of $41 million to $47 million

•	Generated $17 million of free cash flow that was within the guidance range of $14 million to $20 million

•	Reduced ratio of total debt to annualized Adjusted EBITDA to 1.7x

•	Forecasted annual recurring cash G&A has been reduced by more than 25%, or $9 million, since 2017

•	As of August 6, 2018, Amplify reduced net debt to $297 million, inclusive of $6 million of cash on hand

“During the second quarter of 2018, Amplify pivoted to reassess its strategic plans and direction,” said Ken Mariani, President and Chief Executive Officer of Amplify. “While our operating and financial results remain strong, we made the decision to suspend drilling activity in East Texas while we undertake a thorough review of all of the Company’s internal and external growth opportunities. The Company’s strategy going forward will be driven by strong alignment with our shareholders and will balance cash flow generation with a disciplined approach to capital spending. As an integral part of that strategy, Amplify’s management continues to work closely with our Board to evaluate growth strategies, manage operating costs and enhance shareholder value.”

Key Financial Results

$ in millions	Second Quarter 2018	First Quarter 2018
Average daily production (MMcfe/d)	168.9	174.0
Total revenues	$90.9	$87.9
Total assets	$848.3	$886.5
Net Income (loss)	($25.3)	$3.2
Adjusted EBITDA (a non-GAAP financial measure)	$45.8	$43.3
Total debt (1)	$314.0	$347.0
Total debt / Adjusted EBITDA (2)	1.7x	2.0x
Net cash provided by (used in) operating activities	$42.1	$42.1
Total capital	$23.4	$14.9

(1)	As of June 30, 2018 and March 31, 2018, respectively
(2)	Annualized for the respective quarter ended

Divestiture of South Texas Properties

On May 30, 2018, the Company announced that it closed the previously announced transaction to sell certain assets located in South Texas for cash consideration of approximately $18.4 million, including estimated post-closing adjustments. The proceeds from the sale were used to reduce outstanding borrowings under the Company’s revolving credit facility.

Net production for the South Texas properties was approximately 15 MMcfe/d derived from over 500 gross producing wells with proved developed producing reserves of 52.4 Bcfe (88% natural gas), as of year-end 2017. Second quarter capital expenditures for the properties were approximately $60,000.

Suspension of California Royalty Relief

Due to low oil and gas prices, Amplify’s California properties were granted royalty relief by the U.S. Department of Interior in July 2016. This relief reduced the average royalty rate on the Company’s California production from 24.8% to 12.4%, subject to certain production and price tests. One of those tests stipulated that if trailing twelve-month weighted average prices exceeded $55.16 per BOE, or 25% above the prices when royalty relief was granted, the royalty relief would be suspended. Through the period ending June 2018, the average price for the trailing twelve months exceeded $55.16 per BOE, and as such the royalty rate for the Company’s California properties reverted to 24.8%.

Revolving Credit Facility and Liquidity

As of August 6, 2018, Amplify had total debt of $303 million under its revolving credit facility, with a current borrowing base of $400 million. Amplify’s liquidity was $101 million as of August 6, 2018, consisting of $6 million of cash on hand and available borrowing capacity of $95 million (including the impact of $2.4 million in outstanding letters of credit).

Comparison of Second Quarter Guidance vs Actual Results

	2Q 2018 Guidance (1)			2Q 2018 (2)
	Low		High	Actuals
Net Average Daily Production
Oil (MBbls/d)	9.4	—	9.9	9.8
NGL (MBbls/d)	4.6	—	4.8	4.3
Natural Gas (MMcf/d)	86.6	—	92.0	84.2
Total (MMcfe/d)	170.1	—	180.6	168.9
Commodity Price Differential / Realizations (Unhedged)
Oil Differential ($ / Bbl)	$3.65	—	$4.30	$2.31
NGL Realized Price (% of WTI NYMEX)	39%	—	45%	41%
Natural Gas Realized Price (% of Henry Hub)	94%	—	98%	99%
Gathering, Processing and Transportation Costs
Oil ($ / Bbl)	$0.60	—	$0.70	$0.68
NGL ($ / Bbl)	$4.00	—	$4.50	$4.18
Natural Gas ($ / Mcf)	$0.46	—	$0.56	$0.49
Average Costs
Lease Operating ($ / Mcfe)	$1.73	—	$1.83	$1.79
Taxes (% of Revenue) (3)	5.5%	—	6.5%	6.1%
Recurring Cash General and Administrative ($ / Mcfe) (4)	$0.51	—	$0.55	$0.53
Net Cash Provided by Operating Activities ($MM) (5)		$40		$42
Adjusted EBITDA ($MM) (6)	$41	—	$47	$46
Cash Interest Expense ($MM)	$3	—	$5	$5
Capital Expenditures ($MM)	$20	—	$26	$23
Free Cash Flow ($MM) (6)	$14	—	$20	$17

(1)	Guidance based on NYMEX strip pricing as of April 27, 2018; Average prices of $65.60 / Bbl for crude oil and $2.85 / Mcf for natural gas for 2018
(2)

Actual results for 2Q18 impacted by adoption of new GAAP revenue recognition standard that reduced revenue and GP&T, but had no net impact on Net Cash Provided by Operating Activities or Adjusted EBITDA

(3)	Includes production, ad valorem and franchise taxes
(4)	Recurring cash general and administrative cost guidance excludes reorganization expenses and non-cash compensation
(5)	Net Cash Provided by Operating Activities guidance does not include certain restructuring and reorganization expenses or changes in working capital
(6)

Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. Please see “Use of Non-GAAP Financial Measures” for a description of Adjusted EBITDA and Free Cash Flow and the reconciliation to the most comparable GAAP financial measure

Production and Drilling Program Update

During the second quarter of 2018, Amplify produced 168.9 MMcfe/d, which was below quarterly guidance due to the impact of the previously mentioned South Texas divestiture.

In regards to the 2018 East Texas capital program, since the start of the year Amplify has completed three wells drilled in 2017 and drilled and completed an additional well from the 2018 drilling program. The four wells were completed in the Cotton Valley formation in the Joaquin Field in Panola County, TX, and produced an average IP30 of 5.5 MMcfe/d, which was below expectations. Due to these results and a recent decline in forecasted natural gas prices, the Company made the decision to suspend its 2018 East Texas drilling program in the second quarter of 2018. The Company is currently evaluating these drilling results and future East Texas activity will be considered as part of the Company’s overall asset exploitation plan.

In the Eagle Ford, first production from 13 gross (0.6 net) new non-operated Eagle Ford shale wells in the second quarter of 2018 performed above expectations with average IP 30 rates of 1,631 Boe/d per well (90% liquids). The Company expects these wells to have rates of return in excess of 100% and payout in less than 11 months at current commodity prices.

Capital Spending Update and Outlook

Amplify’s capital spend for the second quarter was approximately $23 million, and in-line with quarterly guidance. Second quarter capital was allocated 84% in East Texas, 6% in the Eagle Ford, with the remainder focused primarily on workover and infrastructure related projects in California, the Rockies and South Texas.

Due to the suspension of the East Texas drilling program, the Company’s capex program for the third quarter of 2018 has been reduced to approximately $5 to $7 million.

Third Quarter and Full Year 2018 Guidance

The following guidance included in this press release is subject to the cautionary statements and limitations described under the “Forward-Looking Statements” caption at the end of this press release. Amplify’s updated 2018 guidance is based on its current expectations regarding capital expenditure levels and on the assumption that market demand and prices for oil and natural gas will continue at levels that allow for economic production of these products.

Amplify’s third quarter and full year guidance has been adjusted for the recent South Texas asset divestiture, as well as the suspension of drilling in East Texas. A summary of the guidance is presented below:

	3Q 2018E (1)			FY 2018E (1)
	Low		High	Low		High
Net Average Daily Production
Oil (MBbls/d)	8.6	—	9.2	8.9	—	9.8
NGL (MBbls/d)	3.9	—	4.1	3.9	—	4.4
Natural Gas (MMcf/d)	72.0	—	76.4	74.2	—	82.1
Total (MMcfe/d)	147.0	—	156.1	151.0	—	166.9
Commodity Price Differential / Realizations (Unhedged)
Oil Differential ($ / Bbl)	$3.00	—	$3.30	$2.80	—	$3.10
NGL Realized Price (% of WTI NYMEX)	41%	—	46%	40%	—	45%
Natural Gas Realized Price (% of Henry Hub)	95%	—	99%	95%	—	99%
Gathering, Processing and Transportation Costs
Oil ($ / Bbl)	$0.60	—	$0.70	$0.58	—	$0.68
NGL ($ / Bbl)	$4.25	—	$4.75	$4.00	—	$4.50
Natural Gas ($ / Mcf)	$0.50	—	$0.60	$0.45	—	$0.55

Total ($ / Mcfe)	$0.37	—	$0.47	$0.36	—	$0.46
Average Costs
Lease Operating ($ / Mcfe)	$1.91	—	$2.03	$1.82	—	$2.01
Taxes (% of Revenue) (2)	5.5%	—	6.5%	5.5%	—	6.5%
Recurring Cash General and Administrative ($ / Mcfe) (3)	$0.47	—	$0.50	$0.51	—	$0.56
Net Cash Provided by Operating Activities ($MM) (4)		$34			$145
Adjusted EBITDA ($MM) (5)	$36	—	$42	$159	—	$169
Cash Interest Expense ($MM)	$4	—	$6	$17	—	$21
Capital Expenditures ($MM)	$6	—	$8	$47	—	$53
Free Cash Flow ($MM) (5)	$25	—	$31	$90	—	$100

(1)	Guidance based on NYMEX strip pricing as of July 27, 2018; Average prices of $67.89 / Bbl for crude oil and $2.83 / Mcf for natural gas for 2018
(2)	Includes production, ad valorem and franchise taxes
(3)	Recurring cash general and administrative cost guidance excludes reorganization expenses and non-cash compensation
(4)	Net Cash Provided by Operating Activities guidance does not include certain restructuring and reorganization expenses or changes in working capital
(5)

Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. Please see “Use of Non-GAAP Financial Measures” for a description of Adjusted EBITDA and Free Cash Flow and the reconciliation to the most comparable GAAP financial measure

Hedging Update

Since Amplify’s previous hedge update on May 9, 2018, the Company has not made any further additions to its hedge position. The following table reflects the hedged volumes under Amplify’s commodity derivative contracts and the average fixed or floor prices at which production is hedged for July 2018 through December 2019, as of August 8, 2018.

Hedge Summary

	Year Ending December 31,
	2018	2019
Natural Gas Derivative Contracts:
Total weighted-average fixed/floor price ($/MMbtu)	$3.54	$2.82
Total natural gas volumes hedged (MMcf/d)	58.8	41.1
Oil Derivative Contracts:
Total weighted-average fixed/floor price ($/Bbl)	$69.14	$54.08
Total oil volumes hedged (MBbl/d)	6.7	6.1
Natural Gas Liquids Derivative Contracts:
Total weighted-average fixed/floor price ($/Bbl)	$25.85	$29.96
Total NGL volumes hedged (MBbl/d)	2.8	2.4
Total Derivative Contracts:
Total weighted-average fixed/floor price ($/Mcfe)	$6.42	$5.62
Total equivalent volumes hedged (MMcfe/d)	115.9	92.0

Amplify posted an updated hedge presentation containing additional information on its website, www.amplifyenergy.com, under the Investor Relations section.

Quarterly Report on Form 10-Q

Amplify’s financial statements and related footnotes will be available in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which Amplify expects to file with the Securities and Exchange Commission on August 8, 2018.

Conference Call

Amplify will host an investor teleconference today at 10:00 a.m. Central Time to discuss these operating and financial results. Interested parties may join the webcast by visiting Amplify’s website, www.amplifyenergy.com, and clicking on the webcast link or by dialing (833) 883-4379 at least 15 minutes before the call begins and providing the Conference ID: 2058769. The webcast and a telephonic replay will be available for fourteen days following the call and may be accessed by visiting Amplify’s website, www.amplifyenergy.com, or by dialing (855) 859-2056 and providing the Conference ID: 2058769.

About Amplify Energy

Amplify Energy Corp. was formed in May 2017 as the reorganized successor to Memorial Production Partners LP. Amplify is headquartered in Houston, Texas and is an independent oil and natural gas company engaged in the acquisition, development, exploitation and production of oil and natural gas properties. The Company’s operations are focused in East Texas / North Louisiana, the Rockies, offshore California and South Texas. For more information, visit www.amplifyenergy.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Amplify expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “would,” “should,” “could,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Amplify believes that these statements are based on reasonable assumptions, but such assumptions may prove to be inaccurate. Such statements are also subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Amplify, which may cause Amplify’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K, and if applicable, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. All forward-looking statements speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Amplify undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow. The accompanying schedules provide a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with GAAP. Amplify’s non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income, net cash flows provided by operating activities or any other measure of financial performance calculated and presented in accordance with GAAP. Amplify’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as Amplify does.

Adjusted EBITDA. Amplify defines Adjusted EBITDA as net income or loss, plus interest expense; income tax expense; depreciation, depletion and amortization; impairment of goodwill and long-lived assets; accretion of asset retirement obligations; losses on commodity derivative instruments; cash settlements received on expired commodity derivative instruments; losses on sale of assets; unit-based compensation expenses; exploration costs; acquisition and divestiture related expenses; amortization of gain associated with terminated commodity derivatives, bad debt expense; and other non-routine items, less interest income; gain on extinguishment of debt; income tax benefit; gains on commodity derivative instruments; cash settlements paid on expired commodity derivative instruments; gains on sale of assets and other, net; and other non-routine items. Adjusted EBITDA is commonly used as a supplemental financial measure by management and external users of Amplify’s financial statements, such as investors, research analysts and rating agencies, to assess: (1) its operating performance as compared to other companies in Amplify’s industry without regard to financing methods, capital structures or historical cost basis; (2) the ability of its assets to generate cash sufficient to pay interest and support Amplify’s indebtedness; and (3) the viability of projects and the overall rates of return on alternative investment opportunities. Since Adjusted EBITDA excludes some, but not all, items that affect net income or loss and because these measures may vary among other companies, the Adjusted EBITDA data presented in this press release may not be comparable to similarly titled measures of other companies. The GAAP measure most directly comparable to Adjusted EBITDA is net cash provided by operating activities.

Free Cash Flow. Amplify defines Free Cash Flow as Adjusted EBITDA, less cash income taxes; cash interest expense; and total capital expenditures. Free cash flow is an important non-GAAP financial measure for Amplify’s investors since it serves as an indicator of the Company’s success in providing a cash return on investment. The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities.

Selected Operating and Financial Data (Tables)

Amplify Energy Corp.

Selected Financial Data—Unaudited

Statements of Operations Data

(Amounts in $000s, except per unit data)	Three Months Ended June 30, 2018	Three Months Ended March 31, 2018
Revenues:
Oil and natural gas sales	$90,894	$87,847
Other revenues	94	85

Total revenues	90,988	87,932

Costs and Expenses:
Lease operating expense	27,500	29,570
Gathering, processing and transportation	5,975	5,600
Exploration	2,988	34
Taxes other than income	5,535	5,037
Depreciation, depletion and amortization	13,619	12,958
General and administrative expense	16,863	10,657
Accretion of asset retirement obligations	1,429	1,718
Realized (gain) loss on commodity derivatives	(2,027)	(4,876)
Unrealized (gain) loss on commodity derivatives	37,679	15,332
(Gain) loss on sale of properties	(227)	2,373
Other, net	(120)	—

Total costs and expenses	109,214	78,403

Operating Income (loss)	(18,226)	9,529
Other Income (Expense):
Interest expense, net	(6,287)	(5,772)
Other income (expense)	2	—

Total Other Income (Expense)	(6,285)	(5,772)

Income (loss) before reorganization items, net and income taxes	(24,511)	3,757
Reorganization items, net	(768)	(518)
Income tax benefit (expense)	—	—
Net income (loss)	$(25,279)	$3,239

Earnings per unit:
Basic and diluted earnings (loss) per share/unit	$(1.01)	$0.13

Selected Financial Data—Unaudited

Operating Statistics

(Amounts in $000s, except per unit data)	Three Months Ended June 30, 2018	Three Months Ended March 31, 2018
Oil and natural gas revenue:
Oil Sales	$58,540	$54,726
NGL Sales	10,931	10,946
Natural Gas Sales	21,423	22,175

Total oil and natural gas sales—Unhedged	$90,894	$87,847

Production volumes:
Oil Sales—MBbls	892	902
NGL Sales—MBbls	391	412
Natural Gas Sales—MMcf	7,665	7,775

Total—Mmcfe	15,369	15,660

Total—Mmcfe/d	168.9	174.0

Average sales price (excluding commodity derivatives):
Oil—per Bbl	$65.57	$60.66
NGL—per Bbl	$27.95	$26.57
Natural gas—per Mcf	$2.79	$2.85

Total—per Mcfe	$5.91	$5.61

Average unit costs per Mcfe:
Lease operating expense	$1.79	$1.89
Gathering, processing and transportation	$0.39	$0.36
Taxes other than income	$0.36	$0.32
General and administrative expense	$1.10	$0.68
Depletion, depreciation, and amortization	$0.89	$0.83

Selected Financial Data—Unaudited

Balance Sheet Data

(Amounts in $000s, except per unit data)	June 30, 2018	March 31, 2018
Total current assets	$49,154	$61,605
Property and equipment, net	635,867	625,803
Total assets	848,272	886,460
Total current liabilities	75,958	48,095
Long-term debt	314,000	347,000
Total liabilities	475,376	488,320
Total equity	372,896	398,140

Selected Financial Data—Unaudited

Statements of Cash Flows Data

(Amounts in $000s, except per unit data)	Three Months Ended June 30, 2018	Three Months Ended March 31, 2018
Net cash provided from operating activities	$42,128	$42,147
Net cash used in investing activities	(6,963)	(13,284)
Net cash provided by (used in) financing activities	(33,296)	(29,213)

Selected Operating and Financial Data (Tables)

Reconciliation of Unaudited GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow

(Amounts in $000s, except per unit data)	Three Months Ended June 30, 2018	Three Months Ended March 31, 2018
Reconciliation of Adjusted EBITDA to Net Cash Provided from Operating Activities:
Net cash provided by operating activities	$42,128	$42,147
Changes in working capital	(13,740)	(4,810)
Interest expense, net	6,287	5,772
Amortization of deferred financing fees	(1,211)	(541)
Reorganization items, net	768	518
Exploration costs	2,988	34
Acquisition and divestiture related costs	679	208
Third-party midstream transaction	(105)	—
Severance payments	7,709	—
Plugging and abandonment cost	270	—

Adjusted EBITDA:	$45,773	$43,328

Reconciliation of Free Cash Flow to Net Cash Provided from Operating Activities:
Adjusted EBITDA:	$45,773	$43,328
Less: Cash interest expense	5,086	5,087
Less Capital expenditures	23,356	14,902

Free Cash Flow:	$17,331	$23,339

Selected Operating and Financial Data (Tables)

Reconciliation of Unaudited GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA and Free Cash Flow

(Amounts in $000s, except per unit data)	Three Months Ended June 30, 2018	Three Months Ended March 31, 2018
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	$(25,279)	$3,239
Interest expense, net	6,287	5,772
Depreciation, depletion and amortization	13,619	12,958
Accretion of asset retirement obligations	1,429	1,718
(Gains) losses on commodity derivatives	35,652	10,456
Cash settlements on expired commodity derivatives	2,027	4,876
Acquisition and divestiture related costs	679	208
Reorganization items, net	768	518
Share/unit-based compensation expense	336	1,176
(Gain) loss on sale of properties	(227)	2,373
Exploration costs	2,988	34
Loss on settlement of AROs	(110)	—
Third-party midstream transaction	(105)	—
Severance payments	7,709	—

Adjusted EBITDA:	$45,773	$43,328

Reconciliation of Free Cash Flow to Net Income (Loss):
Adjusted EBITDA:	$45,773	$43,328
Less: Cash interest expense	5,086	5,087
Less Capital expenditures	23,356	14,902

Free Cash Flow:	$17,331	$23,339

(in millions)	Mid-Point For Quarter Ended 9/30/2018	Mid-Point For Year Ended 12/31/2018
Calculation of Adjusted EBITDA:
Net income	$22	$95
Interest expense	5	19
Depletion, depreciation, and amortization	12	50

Adjusted EBITDA	$39	$164

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA:
Net cash provided by operating activities	$34	$145
Changes in working capital	—	—
Cash Interest Expense	5	19

Adjusted EBITDA	$39	$164

Reconciliation of Adjusted EBITDA to Free Cash Flow:
Adjusted EBITDA	$39	$164
Cash Interest Expense	(5)	(19)
Capital expenditures	(6)	(50)

Free Cash Flow	$28	$95

Contacts

Amplify Energy Corp.

Martyn Willsher – Chief Financial Officer

(713) 588-8346

martyn.willsher@amplifyenergy.com